Exhibit 99.1

News Release - Boddington Project

NEWMONT TO ACQUIRE ADDITIONAL INTEREST IN WESTERN AUSTRALIA’S BODDINGTON PROJECT

DENVER, Feb. 13—Newmont Mining Corporation (NYSE:NEM) announced that it has entered into an agreement to acquire Newcrest Mining Limited’s 22.22% interest in the Boddington Project in Western Australia. Consideration for the purchase is Australian $225 million. When the transaction closes, Newmont’s interest in Boddington will increase to two-thirds. Closing of the transaction is subject to Australian Foreign Investment Review Board and Western Australia Ministry of Mines approval.

Investor Contacts:
Randy Engel Telephone: (303) 837-6033 Email: randy.engel@newmont.com	John Gaensbauer Telephone: (303) 837-5153 Email: john.gaensbauer@newmont.com

Media Contacts:
Maureen Upton Telephone: (303) 837-5281 Email: maureen.upton@newmont.com	Heatheryn Higgins Telephone (303) 837-5248 Email: heatheryn.higgins@newmont.com

Cautionary Statement

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, statements regarding transaction closure. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks in the countries in which we operate, and governmental regulation and judicial outcomes. For a more detailed discussion of such risks and other factors, see the Company’s 2004 Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission, as well as the Company’s other SEC filings. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

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